SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 2, 2004

(Date of earliest event reported)

TROY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24413	33-0807798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 South Pullman Street, Santa Ana, California  92705

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (949) 250-3280

Item 5.                                   Other Events

TROY Group, Inc. (the “Company”) today announced that Osmium Partners LLC filed a purported class action compliant in the California Superior Court for Orange County against the Company and its directors (the “Osmium Action”).  The complaint alleges that the defendants breached their fiduciary duties to the Company’s stockholders (other than the Dirk family members) because the proposed acquisition of the Company by Dirk, Inc. is at an unfairly low price.  The complaint seeks declaratory relief, an order enjoining the acquisition and attorneys’ fees.  No discovery has commenced, and no trial date has been set.

Attached and incorporated herein by reference in their entirety as Exhibit 99.1 is a copy of the press release announcing the Osmium Action.

Item 7.            Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Press Release dated June 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 8, 2004.

TROY GROUP, INC.

By	/s/ Patrick J. Dirk
Patrick J. Dirk Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated June 7, 2004